NEWS RELEASE		950 Echo Lane, Suite 100 Houston, TX 77024

AT GROUP 1:	President and CEO	Earl J. Hesterberg	(713) 647-5700
	SVP, CFO and Treasurer	Robert T. Ray	(713) 647-5700
	Manager, Investor Relations	Kim Paper Canning	(713) 647-5700
AT Fleishman-Hillard:	Investors/Media	Russell A. Johnson	(713) 513-9515

FOR IMMEDIATE RELEASE
TUESDAY, AUG. 2, 2005
GROUP 1 AUTOMOTIVE REPORTS SECOND-QUARTER RESULTS
HOUSTON, Aug. 2, 2005 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 specialty retailer, today reported that its second-quarter net income increased 15.1 percent to $18.1 million, or $0.75 per diluted share, from $15.7 million, or $0.67 per diluted share, in the second quarter of 2004.
Summary Results of Operations (Unaudited)
(In millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Revenues	$1,577.3	$1,314.9	$2,974.1	$2,461.9
Gross Profit	$240.1	$198.5	$464.6	$381.9
Income from Operations	$43.4	$35.0	$80.0	$68.2
Income before Cumulative Effect of a Change in Accounting Principle	$18.1	$15.7	$32.5	$26.2
Diluted Earnings per Share before Cumulative Effect of a Change in Accounting Principle	$0.75	$0.67	$1.36	$1.12
Second-Quarter Results
Total revenues for the second quarter increased 20.0 percent to a record $1.6 billion. Gross profit increased 20.9 percent from the prior-year period to $240.1 million, reflecting a 10 basis point increase in gross margin to 15.2 percent. Income from operations was $43.4 million in the second quarter, a 24.2 percent increase from 2004. Operating margin was 2.8 percent, compared with 2.7 percent in the prior-year period.
On a same store basis, revenues grew 3.9 percent, highlighted by increases in each of the company’s businesses. Gross profit increased 4.5 percent, reflecting increases of 11.4 percent in total used vehicles, 4.3 percent in parts and service, and 6.9 percent in finance and insurance, offset by a slight decrease in new vehicles. Same store gross margin increased by 10 basis points to 15.2 percent. Same store selling, general and administrative

Group 1 Automotive, Inc.
expenses as a percentage of gross profit declined by 40 basis points, and operating margin was unchanged at 2.7 percent compared to the prior-year period.
The company’s net income for the second quarter was $18.1 million, or $0.75 per diluted share, compared with $0.67 per diluted share on net income of $15.7 million in the prior-year period. Excluding the compensation and other costs associated with the company’s CEO transition, as described in the attached schedules, net income for the quarter was $0.79 per diluted share versus $0.67 per diluted share in 2004 on a comparable basis.
“We are pleased with our overall performance this quarter,” said Earl J. Hesterberg, Group 1’s president and chief executive officer. “Importantly, we delivered solid same store growth in revenues and profitability and reduced our new vehicle inventories to 62 days’ supply, 16 days lower than the same time last year.”
Year-to-Date Results
For the first six months of 2005, revenues grew 20.8 percent to $3.0 billion. New vehicle revenues grew 21.8 percent and total used vehicle revenues grew 17.0 percent, while parts and service and finance and insurance revenues grew 26.3 percent and 15.3 percent, respectively. On a same store basis, total revenues were up 2.1 percent from 2004.
Income before the cumulative effect of a change in accounting principle for the six-month period was $32.5 million, or $1.36 per diluted share, compared with $26.2 million, or $1.12 per diluted share, during 2004. Excluding certain items described in the attached schedules, six-month net income was $1.40 per diluted share versus $1.29 per diluted share in 2004 on a comparable basis.
Platform Consolidations
Effective July 1, Group 1’s Beaumont, Texas, platform of dealerships was consolidated into the company’s Houston platform. The Beaumont and Houston platforms contributed 2.4 percent and 12.3 percent, respectively, of the company’s total new vehicle unit sales during the first six months of 2005. The consolidated platform will now be known as the Houston Metro Platform.
In addition, effective Aug. 1, the company’s Rocky Mountain platform, with operations in New Mexico and Colorado, was consolidated into its West Texas platform. The Rocky Mountain and West Texas platforms contributed 3.9 percent and 7.0 percent, respectively, of the company’s total new vehicle unit sales during the first six months of 2005. The consolidated platform will now be known as the West Central Platform.
“The consolidation of these relatively small platforms into their larger, neighboring platforms should result in improved economies of scale and operating efficiencies,” said Hesterberg.
Acquisition Update
In May, Group 1 acquired BMW of Stratham in New Hampshire. The franchise, expected to generate $53.0 million in estimated annual revenues, is operating as part of the company’s nearby Ira Motor Group, based in Boston. Also during May, the company acquired Chrysler and Jeep franchises in Rockwall, Texas, to augment its existing Dodge dealership in that Dallas-area market. These two franchises are expected to generate $9.7 million in estimated annual revenues.
Including these acquisitions, the company has acquired five franchises with total estimated annual revenues of $108.7 million during 2005. The company noted that it still anticipates acquiring a total of $300 million in estimated annual revenues during 2005.

Group 1 Automotive, Inc.
Management’s Outlook
The company tightened its 2005 earnings guidance to $2.95 to $3.02 per diluted share. This guidance is based on average diluted shares outstanding of 24.0 million and excludes the impact of future acquisitions and any cumulative effect of a change in accounting principle.
“Although some recent manufacturer incentive programs have succeeded in stimulating new vehicle sales, it remains to be seen whether this positive momentum can be sustained,” said Hesterberg. “Our full-year guidance assumes that our markets will remain highly competitive, and that the extraordinary pace of industry sales in recent months will not be maintained.”
Second-Quarter Conference Call
Group 1 will hold a conference call to discuss its second-quarter results at 10 a.m. EDT on Tuesday, Aug. 2. The call will be simulcast live on the Internet at www.group1auto.com through the Investor Relations section. A replay will be available for 30 days.
About Group 1 Automotive, Inc.
Group 1 owns 95 automotive dealerships comprised of 143 franchises, 33 brands and 31 collision service centers located in California, Colorado, Florida, Georgia, Louisiana, Massachusetts, New Hampshire, New Jersey, New Mexico, New York, Oklahoma and Texas. Through its dealerships and Internet sites, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.
Group 1 Automotive can be reached on the Internet at www.group1auto.com.
This press release and the attached schedules contain financial measures that have not been calculated in accordance with U.S. generally accepted accounting principles, or GAAP. These non-GAAP financial measures include net income and diluted earnings per share for the three- and six-month periods ended June 30, 2005 and 2004, adjusted to exclude special items disclosed in the attached schedules. As required by SEC rules, the company has provided in the attachments to this press release reconciliations of these measures to the most directly comparable GAAP measures, as well as a discussion as to why the company believes these measures may be important to investors.
This press release contains “forward-looking statements,” which are statements related to future, not past events. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” or “will.” Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and the risks associated with acquisitions, and (h) our ability to retain key personnel. These factors, as well as additional factors that could affect our forward-looking statements, are described in our Form 10-K under the headings “Business—Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We urge you to carefully consider this information. We undertake no duty to update our forward-looking statements, including our earnings outlook.
FINANCIAL TABLES TO FOLLOW

Group 1 Automotive, Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2005	2004	% Change	2005	2004	% Change
REVENUES:
New vehicle retail sales	$980,375	$813,918	20.5%	$1,814,320	$1,489,895	21.8%
Used vehicle retail sales	278,787	241,342	15.5	540,332	471,997	14.5
Used vehicle wholesale sales	106,786	87,106	22.6	202,980	163,297	24.3
Parts and service	163,057	131,283	24.2	322,517	255,303	26.3
Finance and insurance	48,328	41,252	17.2	93,911	81,436	15.3

Total revenues	1,577,333	1,314,901	20.0%	2,974,060	2,461,928	20.8%

COST OF SALES:
New vehicle retail sales	911,815	756,519	20.5%	1,686,648	1,384,603	21.8%
Used vehicle retail sales	244,053	212,154	15.0	472,222	414,239	14.0
Used vehicle wholesale sales	107,378	88,723	21.0	203,454	165,894	22.6
Parts and service	73,998	58,995	25.4	147,157	115,254	27.7

Total cost of sales	1,337,244	1,116,391	19.8%	2,509,481	2,079,990	20.6%

GROSS PROFIT	240,089	198,510	20.9%	464,579	381,938	21.6%

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	192,347	159,941	20.3%	374,637	306,628	22.2%

DEPRECIATION AND AMORTIZATION EXPENSE	4,302	3,607	19.3%	9,925	7,155	38.7%

INCOME FROM OPERATIONS	43,440	34,962	24.2%	80,017	68,155	17.4%

OTHER INCOME (EXPENSE):
Floorplan interest expense	(10,074)	(5,965)	68.9%	(18,739)	(10,846)	72.8%
Other interest expense, net	(4,706)	(3,793)	24.1	(9,830)	(8,931)	10.1
Loss on redemption of senior subordinated notes	—	—	—	—	(6,381)	(100.0)
Other income (expense), net	11	(62)	(117.7)	8	(63)	(112.7)

INCOME BEFORE INCOME TAXES	28,671	25,142	14.0%	51,456	41,934	22.7%

PROVISION FOR INCOME TAXES	10,582	9,428	12.2%	18,967	15,733	20.6%

INCOME BEFORE CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE	18,089	15,714	15.1	32,489	26,201	24.0

CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE, NET OF TAX BENEFIT OF $10,231	—	—	—	(16,038)	—	—

NET INCOME	$18,089	$15,714	15.1%	$16,451	$26,201	(37.2)%

DILUTED EARNINGS (LOSS) PER SHARE:
Income before cumulative effect of a change in accounting principle	$0.75	$0.67	11.9%	$1.36	$1.12	21.4%
Cumulative effect of a change in accounting principle	—	—	—	(0.67)	—	—

Net income	$0.75	$0.67	11.9%	$0.69	$1.12	(38.4)%

Weighted average diluted shares outstanding	23,984,671	23,354,519	2.7%	23,935,396	23,372,162	2.4%

Group 1 Automotive, Inc.
Consolidated Balance Sheets
(Unaudited)
(Dollars in thousands)

	June 30,	December 31,
	2005	2004	% Change
ASSETS:

CURRENT ASSETS:
Cash and cash equivalents	$28,449	$37,750	(24.6)%
Contracts in transit and vehicle receivables, net	179,651	172,402	4.2
Accounts and notes receivable, net	78,839	76,687	2.8
Inventories	860,233	877,575	(2.0)
Deferred income taxes	17,322	14,755	17.4
Prepaid expenses and other current assets	20,781	26,046	(20.2)

Total current assets	1,185,275	1,205,215	(1.7)
PROPERTY AND EQUIPMENT, net	173,914	160,297	8.5
GOODWILL	373,819	366,673	1.9
INTANGIBLE FRANCHISE RIGHTS	171,858	187,135	(8.2)
OTHER ASSETS	25,011	27,900	(10.4)

Total assets	$1,929,877	$1,947,220	(0.9)%

LIABILITIES AND STOCKHOLDERS’ EQUITY:

CURRENT LIABILITIES:
Floorplan notes payable	$819,929	$848,260	(3.3)%
Acquisition line of credit	50,000	—	N/A
Current maturities of long-term debt	1,046	1,054	(0.8)
Accounts payable	114,513	108,920	5.1
Accrued expenses	104,982	91,528	14.7

Total current liabilities	1,090,470	1,049,762	3.9
LONG-TERM DEBT, net of current maturities	158,266	156,747	1.0
ACQUISITION LINE	—	84,000	(100.0)
DEFERRED INCOME TAXES	26,599	33,197	(19.9)
OTHER LIABILITIES	27,466	24,288	13.1

Total liabilities before deferred revenues	1,302,801	1,347,994	(3.4)

DEFERRED REVENUES	28,392	32,052	(11.4)

STOCKHOLDERS’ EQUITY:
Common stock	242	239	1.3
Additional paid-in capital	267,342	265,645	0.6
Retained earnings	335,382	318,931	5.2
Accumulated other comprehensive loss	(189)	(173)	9.2
Deferred stock-based compensation	(4,093)	—	N/A
Treasury stock	—	(17,468)	(100.0)

Total stockholders’ equity	598,684	567,174	5.6

Total liabilities and stockholders’ equity	$1,929,877	$1,947,220	(0.9)%

BALANCE SHEET DATA:
Working capital	$94,805	$155,453	(39.0)%
Current ratio	1.09	1.15	(5.2)

Long-term debt to capitalization	21%	30%

Inventory days supply: (1)
New vehicle	62	70	(11.4)%
Used vehicle	29	29	—

(1)	Inventory days supply equals units in inventory as of the end of the period, divided by unit sales for the month then ended, times 30 days.

Group 1 Automotive, Inc.
Additional Information — Consolidated
(Unaudited)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2005	2004	2005	2004
NEW VEHICLE UNIT SALES GEOGRAPHIC MIX:
Platform	State(s)
Ira Motor Group	Massachusetts	13.1%	13.5%	13.0%	13.0%
Sterling McCall Automotive Group	Texas	12.2	11.8	12.3	12.1
Bob Howard Auto Group	Oklahoma	12.2	12.8	11.7	12.8
Miller Automotive Group	California	11.3	10.1	11.5	11.0
Maxwell Automotive Group	Texas	7.7	8.3	7.6	8.0
Gene Messer Auto Group	Texas	7.0	8.4	7.0	8.9
Group 1 Florida	Florida	5.9	6.5	5.9	6.6
Bohn Automotive Group	Louisiana	5.6	6.9	5.6	7.0
Peterson Automotive Group	California	5.5	2.2	5.9	1.2
Group 1 Atlanta	Georgia	4.8	5.7	4.7	5.7
Rocky Mountain Automotive Group	Colorado/New Mexico	4.0	4.1	3.9	4.1
Courtesy Auto Group	Texas	3.2	3.6	3.2	3.8
David Michael Motor Group	New Jersey	2.8	3.3	2.8	2.9
Hassel Auto Group	New York	2.5	—	2.5	—
Mike Smith Automotive Group	Texas	2.2	2.8	2.4	2.9

		100.0%	100.0%	100.0%	100.0%

NEW VEHICLE UNIT SALES BRAND MIX:
Toyota/Scion/Lexus		28.9%	27.9%	28.7%	27.4%
Ford		18.2	21.4	18.3	22.0
DaimlerChrysler		14.8	13.9	14.7	13.6
Nissan/Infiniti		10.6	9.9	11.4	10.7
GM		11.4	11.4	10.8	11.0
Honda/Acura		9.3	10.4	9.2	10.4
Other		6.8	5.1	6.9	4.9

		100.0%	100.0%	100.0%	100.0%

NEW VEHICLE UNIT OTHER MIX:
Domestic		38.9%	43.0%	38.2%	43.1%
Import		45.4	45.0	46.2	44.9
Luxury		15.7	12.0	15.6	12.0

		100.0%	100.0%	100.0%	100.0%

Car		45.5%	42.4%	45.5%	42.1%
Truck		54.5	57.6	54.5	57.9

		100.0%	100.0%	100.0%	100.0%

Group 1 Automotive, Inc.
Additional Information — Consolidated
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2005	2004	% Change	2005	2004	% Change
REVENUES:
New vehicle retail sales	$980,375	$813,918	20.5%	$1,814,320	$1,489,895	21.8%
Used vehicle retail sales	278,787	241,342	15.5	540,332	471,997	14.5
Used vehicle wholesale sales	106,786	87,106	22.6	202,980	163,297	24.3

Total used	385,573	328,448	17.4	743,312	635,294	17.0
Parts and service	163,057	131,283	24.2	322,517	255,303	26.3
Finance and insurance	48,328	41,252	17.2	93,911	81,436	15.3

Total	$1,577,333	$1,314,901	20.0%	$2,974,060	$2,461,928	20.8%

GROSS MARGIN:
New vehicle retail sales	7.0%	7.1%		7.0%	7.1%
Used vehicle retail sales	12.5	12.1		12.6	12.2
Used vehicle wholesale sales	(0.6)	(1.9)		(0.2)	(1.6)

Total used	8.9	8.4		9.1	8.7
Parts and service	54.6	55.1		54.4	54.9
Finance and insurance	100.0	100.0		100.0	100.0

Total	15.2%	15.1%		15.6%	15.5%

GROSS PROFIT (LOSS):
New vehicle retail sales	$68,560	$57,399	19.4%	$127,672	$105,292	21.3%
Used vehicle retail sales	34,734	29,188	19.0	68,110	57,758	17.9
Used vehicle wholesale sales	(592)	(1,617)	63.4	(474)	(2,597)	81.7

Total used	34,142	27,571	23.8	67,636	55,161	22.6
Parts and service	89,059	72,288	23.2	175,360	140,049	25.2
Finance and insurance	48,328	41,252	17.2	93,911	81,436	15.3

Total	$240,089	$198,510	20.9%	$464,579	$381,938	21.6%

UNITS SOLD:
Retail new vehicles sold	33,721	29,441	14.5%	62,554	53,873	16.1%
Retail used vehicles sold	17,441	16,425	6.2	34,683	32,611	6.4
Wholesale used vehicles sold	13,240	11,894	11.3	25,688	22,684	13.2

Total used	30,681	28,319	8.3%	60,371	55,295	9.2%

GROSS PROFIT (LOSS) PER UNIT SOLD:
New vehicle retail sales	$2,033	$1,950	4.3%	$2,041	$1,954	4.5%
Used vehicle retail sales	1,992	1,777	12.1	1,964	1,771	10.9
Used vehicle wholesale sales	(45)	(136)	66.9	(18)	(114)	84.2
Total used	1,113	974	14.3	1,120	998	12.2
Finance and insurance (per retail unit)	945	899	5.1	966	942	2.5

OTHER:
Adjusted used gross margin(1)	12.2%	11.4%		12.5%	11.7%
Adjusted used gross profit per retail unit(2)	$1,958	$1,679	16.6%	$1,950	$1,691	15.3%
SG&A expenses	$192,347	$159,941	20.3%	$374,637	$306,628	22.2%
SG&A as % revenues	12.2%	12.2%		12.6%	12.5%
SG&A as % gross profit	80.1%	80.6%		80.6%	80.3%
Operating margin	2.8%	2.7%		2.7%	2.8%
Pretax income margin	1.8%	1.9%		1.7%	1.7%

Floorplan interest	$(10,074)	$(5,965)	68.9%	$(18,739)	$(10,846)	72.8%
Floorplan assistance	9,656	8,260	16.9	17,835	14,959	19.2

Net floorplan benefit (expense)	$(418)	$2,295	(118.2)%	$(904)	$4,113	(122.0)%
(1) Adjusted used gross margin equals total used vehicle gross profit, which includes net wholesale loss, divided by used vehicle retail sales revenues. The profit or loss on wholesale sales is included in this number, as these transactions facilitate retail vehicle sales and are not expected to generate profit.

(2) Adjusted used gross profit per retail unit equals total used vehicle gross profit, which includes net wholesale loss, divided by retail used vehicle unit sales. The profit or loss on wholesale sales is included in this number, as these transactions facilitate retail vehicle sales and are not expected to generate profit.

Group 1 Automotive, Inc.
Additional Information — Same Store(1)
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2005	2004	% Change	2005	2004	% Change
REVENUES:
New vehicle retail sales	$840,431	$813,918	3.3%	$1,515,936	$1,489,895	1.7%
Used vehicle retail sales	247,894	241,342	2.7	471,565	471,997	(0.1)
Used vehicle wholesale sales	94,507	87,106	8.5	174,509	163,297	6.9

Total used	342,401	328,448	4.2	646,074	635,294	1.7
Parts and service	138,635	131,283	5.6	267,211	255,303	4.7
Finance and insurance	44,089	41,252	6.9	84,228	81,436	3.4

Total	$1,365,556	$1,314,901	3.9%	$2,513,449	$2,461,928	2.1%

GROSS MARGIN:
New vehicle retail sales	6.8%	7.1%		6.9%	7.1%
Used vehicle retail sales	12.7	12.1		12.7	12.2
Used vehicle wholesale sales	(0.7)	(1.9)		(0.3)	(1.6)

Total used	9.0	8.4		9.2	8.7
Parts and service	54.4	55.1		54.3	54.9
Finance and insurance	100.0	100.0		100.0	100.0

Total	15.2%	15.1%		15.7%	15.5%

GROSS PROFIT (LOSS):
New vehicle retail sales	$57,134	$57,399	(0.5)%	$105,167	$105,292	(0.1)%
Used vehicle retail sales	31,395	29,188	7.6	60,042	57,758	4.0
Used vehicle wholesale sales	(681)	(1,617)	57.9	(532)	(2,597)	79.5

Total used	30,714	27,571	11.4	59,510	55,161	7.9
Parts and service	75,412	72,288	4.3	144,970	140,049	3.5
Finance and insurance	44,089	41,252	6.9	84,228	81,436	3.4

Total	$207,349	$198,510	4.5%	$393,875	$381,938	3.1%

UNITS SOLD:
Retail new vehicles sold	29,942	29,441	1.7%	54,028	53,873	0.3%
Retail used vehicles sold	15,976	16,425	(2.7)	31,198	32,611	(4.3)
Wholesale used vehicles sold	12,182	11,894	2.4	22,878	22,684	0.9

Total used	28,158	28,319	(0.6)%	54,076	55,295	(2.2)%

GROSS PROFIT (LOSS) PER UNIT SOLD:
New vehicle retail sales	$1,908	$1,950	(2.2)%	$1,947	$1,954	(0.4)%
Used vehicle retail sales	1,965	1,777	10.6	1,925	1,771	8.7
Used vehicle wholesale sales	(56)	(136)	58.8	(23)	(114)	79.8
Total used	1,091	974	12.0	1,100	998	10.2
Finance and insurance (per retail unit)	960	899	6.8	988	942	4.9

OTHER:
Adjusted used gross margin(2)	12.4%	11.4%		12.6%	11.7%
Adjusted used gross profit per retail unit(3)	$1,923	$1,679	14.5%	$1,907	$1,691	12.8%
SG&A expenses	$166,366	$159,941	4.0%	$317,362	$306,628	3.5%
SG&A as % revenues	12.2%	12.2%		12.6%	12.5%
SG&A as % gross profit	80.2%	80.6%		80.6%	80.3%
Operating margin	2.7%	2.7%		2.7%	2.8%
Floorplan interest	$(8,842)	$(5,965)	48.2%	$(15,996)	$(10,846)	47.5%
Floorplan assistance	9,089	8,260	10.0	16,333	14,959	9.2

Net floorplan benefit	$247	$2,295	(89.2)%	$337	$4,113	(91.8)%

(1)	Same store amounts include the results for the identical months in each period presented in the comparison, commencing with the first month we owned the dealership and, in the case of dispositions, ending with the last month we owned it. Same store results also include the activities of the corporate office.

(2)	Adjusted used gross margin equals total used vehicle gross profit, which includes net wholesale loss, divided by used vehicle retail sales revenues. The profit or loss on wholesale sales is included in this number, as these transactions facilitate retail vehicle sales and are not expected to generate profit.

(3)	Adjusted used gross profit per retail unit equals total used vehicle gross profit, which includes net wholesale loss, divided by retail used vehicle unit sales. The profit or loss on wholesale sales is included in this number, as these transactions facilitate retail vehicle sales and are not expected to generate profit.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures
(Unaudited)
(Dollars in thousands, except per share amounts)

	Net Income			Diluted Earnings per Share
	Q2 2005	Q2 2004	% Change	Q2 2005	Q2 2004	% Change
Q2 2005 vs. Q2 2004 RECONCILIATION:
As reported	$18,089	$15,714	15.1%	$0.75	$0.67	11.9%
Adjustments:
CEO transitional expenses	1,040	—		0.04	—

Adjusted(1)	$19,129	$15,714	21.7%	$0.79	$0.67	17.9%

	Net Income			Diluted Earnings per Share
	2005	2004	% Change	2005	2004	% Change
YTD 2005 vs. YTD 2004 RECONCILIATION:
As reported	$16,451	$26,201	(37.2)%	$0.69	$1.12	(38.4)%
Adjustments:
Change in accounting principle	16,038	—		0.67	—
CEO transitional expenses	1,040	—		0.04	—
Loss on redemption of senior subordinated notes	—	4,011		—	0.17

Adjusted(1)	$33,529	$30,212	11.0%	$1.40	$1.29	8.5%

(1)	Adjusted net income and adjusted diluted earnings per share means net income or diluted earnings per share, as the case may be, plus the adjustments noted above. We use adjusted net income and adjusted diluted earnings per share in our evaluation of the performance of the company, as we believe that they provide additional information regarding the performance of our operations. We believe the presentation of these measures is relevant and useful to investors because they improve period-to-period comparability and are more reflective of our operating performance. Neither of these measures is a measure of financial performance under GAAP. Accordingly, they should not be considered as substitutes for net income or diluted earnings per share prepared in accordance with GAAP. Although we find these non-GAAP results useful in evaluating the performance of our business, our reliance on these measures is limited because the adjustments often have a material impact on our net income and diluted earnings per share calculated in accordance with GAAP. Therefore, we typically use these adjusted numbers in conjunction with our GAAP results to address these limitations.